Exhibit 21.1

LIST OF SUBSIDARIES

Reven Housing REIT OP, L.P., a Delaware limited partnership

Reven Housing GP, LLC, a Delaware limited liability company

Reven Housing Georgia, LLC, a Delaware limited liability company

Reven Housing Texas, LLC, a Delaware limited liability company

Reven Housing Florida, LLC, a Delaware limited liability company

Reven Housing Tennessee, LLC, a Delaware limited liability company

Reven Housing Florida 2, LLC, a Delaware limited liability company

Reven Housing REIT TRS, LLC, a Delaware limited liability company,